EXHIBIT 10.5
THIRD AMENDED AND RESTATED STOCK PLEDGE AGREEMENT
(Financial)
     THIS THIRD AMENDED AND RESTATED STOCK PLEDGE (“Stock Pledge”) made as of this 30th day of June, 2006 by and between North Pointe Financial Services, Inc., a Michigan corporation (“Company”) and Comerica Bank, a Michigan banking corporation, as Agent for and on behalf of the Banks (as defined below) (“Secured Party”).
     RECITALS
     A. Pursuant to that certain Second Amended and Restated Credit Agreement dated as of June 30, 2006 (as amended or modified from time to time, the “Credit Agreement”) by and among North Pointe Holdings Corporation (“NPHC”), Secured Party as Agent and the financial institutions which are named in and are signatories to the Credit Agreement (“Banks”), the Banks have agreed to extend credit to NPHC on the terms set forth in the Credit Agreement.
     B. As a condition to the performance of their respective obligations under the Credit Agreement, the Banks, and Secured Party, as Agent for the Banks, have required that Company provide this Stock Pledge to Secured Party, as Agent for the Banks, granting various security interests, liens and other encumbrances as security for the obligations under the Notes, the Credit Agreement and the other Loan Documents.
     C. Agent is acting as Agent for the Banks pursuant to Section 11.1 of the Credit Agreement.
     D. Company executed and delivered to Agent a Second Amended and Restated Pledge Agreement dated March ___, 2005 (“Existing Pledge Agreement”) and Company and Agent desire to amend and restate the Existing Pledge Agreement in its entirety.
     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree that the Existing Pledge Agreement is amended and restated as follows:
     I. Creation of Security Interest
     Company hereby grants to Secured Party, on behalf of Banks and the Agent, a security interest in the property described in paragraph II, below (“Collateral”).
     II. Collateral.
     The Collateral consists of the following:
     (a) 100% of the outstanding shares of each class of stock, (or other ownership interest and in the case of Northwestern Zodiac Limited Partnership, 100% of the general partnership interests and limited partnership interests) of each Subsidiary listed on Schedule A hereto (as such Schedule may be revised pursuant to Section III B.1 hereof), together with all of the certificates and/or instruments representing such shares of stock (or other ownership interest), and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;
     (b) 100% of any additional shares of stock, (or other ownership interest) of any of the Subsidiaries listed on Schedule A hereto, at any time and from time to time acquired by the Company in any manner, all of the cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;
     (c) All other property hereafter delivered to the Agent in substitution for or in addition to the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and
     (d) All products and proceeds of all of the foregoing.
     III. Company’s Obligations
     A. Payment of Secured Indebtedness. The security interest created herein is given as security for:
     (1) All of NPHC’s obligations contained in or arising under or in connection with the Credit Agreement and the Notes issued by it from time to time pursuant to the Credit Agreement, and all obligations of the NPHC contained in or arising under the other Loan Documents executed by the NPHC;
     (2) All of the NPHC’s obligations contained in or arising under any Interest Rate Protection Agreements;
     (3) All of the Company’s obligations under the Second Amended and Restated Guaranty dated June ___, 2006 by Company in favor of the Agent (for the benefit of the Banks);
     (4) The obligations of the Company or NPHC for payment of all sums hereafter loaned, paid out, expended or advanced by or for the account of the Banks (or any of them) or by the Secured Party under the terms of this Stock Pledge, the Credit Agreement, or the other Loan Documents, in connection with the Collateral or any of the documents or instruments described in this Stock Pledge, the Credit Agreement or the other Loan Documents;
     together with interest thereon as provided for herein or therein; and also as security for all other indebtedness and liabilities, whether direct, indirect, absolute or contingent, owing by the Company or NPHC to the Banks in any manner under the Credit Agreement or the Loan Documents, which hereafter become due, or that may hereafter be incurred by the Company or NPHC to or acquired (pursuant to the Credit Agreement or the other Loan Documents) by the Banks, and all other future obligations of the Company or NPHC to the Banks, their successors and assigns, howsoever created, arising or evidenced, whether joint or several, direct or indirect, absolute or contingent, primary or secondary, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all replacements, consolidations, amendments, renewals or extensions of the foregoing (collectively herein called the “Indebtedness”).
     B. Protection of Security Interest.
     (1) Company shall take any and all steps required to protect the Collateral, and in pursuance thereof Company agrees that Company shall deliver or caused to be delivered to Secured Party and Secured Party shall receive possession, on behalf of Banks, of certificates representing all of the pledged shares referred to in Schedule A, properly endorsed or with assignments separate from such certificates in blank for transfer. In addition Secured Party shall receive proof that appropriate acknowledgments, governmental approvals, share register entries, local pledge agreements, financing statements, collateral and other documents covering the Collateral have been executed and delivered by the appropriate parties and recorded on file with such Persons and in such jurisdictions as necessary to perfect the security interests, or other liens granted hereby and/or thereby. The Secured Party from time to time shall revise Schedule A hereto and promptly deliver a copy thereto to Company and the Banks, on the effective date of the acquisition or creation by Company of a Subsidiary, adding to Schedule A the name of each such Subsidiary so acquired or created, and upon such revision, Company shall be deemed to have pledged 100% of the capital stock (or other ownership interests) of each such Subsidiary so acquired or created to Secured Party for and on behalf of Banks.
     (2) It will not sell, transfer, assign or otherwise dispose of any of the Collateral or any interest therein or offer to do so without the prior written consent of Secured Party, given at the direction of the Majority Banks, or permit anything to be done that may materially impair the value of any of the Collateral or the security intended to be afforded by this Stock Pledge.
     (3) It will, subject to the applicable terms of the Credit Agreement, pay all taxes and assessments upon the Collateral or for its use or operation before any interest or penalty for nonpayment attaches thereto unless said payment is being contested in good faith and it establishes a reserve as required by generally accepted accounting principles.
     (4) It will, subject to the applicable terms of the Credit Agreement, sign and execute alone or with Secured Party any financing statement or other document or procure any documents and pay all reasonable connected costs, necessary to protect the security interest under this Stock Pledge against the rights or interests of third persons.
     (5) It will reimburse Secured Party for all reasonable costs, including reasonable attorneys’ fees, incurred for any action taken by Secured Party to remedy an Event of Default which Secured Party elects to remedy pursuant to its rights under Article VI hereof.
     (6) It will:
     (i) allow Secured Party to examine, audit and inspect Company’s books, accounts, records (including without limitation all records relating to the Collateral or the Indebtedness), ledgers and assets and properties of every kind and description wherever located at all reasonable times during normal business hours, upon oral or written request of Secured Party, and to make and take away copies of any and all such books, accounts, records and ledgers. An examination of the records or properties of the Company may require revealment of proprietary and/or confidential data and information, and the provisions of Section 12.13 of the Credit Agreement are incorporated herein;
     (ii) punctually and properly perform all of its covenants and duties under any other security agreement, mortgage, collateral pledge agreement or contract of any kind now or hereafter existing as security for or in connection with payment of the Indebtedness, or any part thereof;
     (iii) perform its obligations under the Loan Documents;
     (iv) promptly furnish Secured Party with any information in writing which Secured Party may reasonably request concerning the Collateral;
     (v) promptly notify Secured Party of any material change in any fact or circumstances warranted or represented by Company in this Stock Pledge or in any other writing furnished by Company to Secured Party in connection with the Collateral or the Indebtedness;
     (vi) promptly notify Secured Party of any material claim, action or proceeding affecting the Collateral and title therein, or in any part thereof, or the security interest created herein, and, at the request of the Secured Party, appear in and defend, at Company’s expense, any such action or proceeding; and
     (vii) promptly, after being requested by Secured Party, pay to Secured Party the amount of all reasonable expenses, including reasonable attorneys’ fees and other legal expenses, incurred by Secured Party in protecting and maintaining the Collateral or its rights hereunder, or in connection with any audit or inspection of the Collateral pursuant to the terms hereof, and in enforcing the security interest created herein.
     (7) With respect to any Collateral of a kind requiring an additional security agreement, financing statement, or other writing to perfect a security interest therein in favor of Secured Party, on behalf of Banks, Company will forthwith execute and deliver to Secured Party on behalf of Banks, whatever the Secured Party or the Majority Banks shall deem necessary or proper for such purpose. Should any covenant, duty or agreement of Company fail to be performed in accordance with its terms hereunder, Secured Party may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of Company, and any amount expended by Secured Party in such performance or attempted performance shall become part of the Indebtedness, and, at the request of Secured Party, Company agrees to pay such amount to Secured Party upon demand at Secured Party’s office in Detroit, Michigan together with interest thereon at the highest rate which interest accrues on amounts after the same become due pursuant to the terms of any note executed pursuant to the Credit Agreement from the date of such expenditure by Secured Party until paid. With respect to any Collateral in which Company acquires any rights subsequent to the date hereof and which, under applicable law, a security interest is or can be perfected by possession, Company agrees to deliver possession of such Collateral to Secured Party immediately upon its acquisition of rights therein.
     (8) Company will hold the proceeds of any of the Collateral in trust for Secured Party on behalf of the Banks, will not commingle said proceeds with any other funds, and, after an Event of Default, will deliver such proceeds to Secured Party at its request.
     (9) If Secured Party, acting in its sole discretion, redelivers any Collateral to Company or Company’s designee for the purpose of
     (i) the ultimate sale or exchange thereof, or
     (ii) presentation, collection, renewal, or registration of transfer thereof, such redelivery shall not constitute a release of Secured Party’s security interest therein or in the proceeds thereof unless Secured Party, with the consent of the Majority Banks, specifically so agrees in writing.
     (10) If Company requests any such redelivery, Company will deliver with such request a duly executed financing statement in form and substance satisfactory to Secured Party.
     IV. Default
     The term “Event of Default”, as used herein, means the occurrence of any Event of Default under the Credit Agreement.
     V. Consequence of Default.
     Upon an Event of Default, Secured Party shall be entitled, subject to applicable law, to all of its remedies specified herein, in the Credit Agreement, or in any other document executed in connection with the Credit Agreement or this Stock Pledge, or provided by law. Additionally, upon an Event of Default and subject to applicable law, Secured Party will be entitled to receive all dividends payable in respect of the pledged shares evidencing the Collateral pledged under this Stock Pledge, and may change the registration of any registerable Collateral to any other name or form and is hereby authorized to appoint any officer or agent of Secured Party as Company’s true and lawful proxy and attorney-in-fact, with power, upon the occurrence of any Event of Default (exercisable so long as such Event of Default is continuing), to exercise all voting rights in respect of the shares evidencing the Collateral pledged hereby; to endorse Company’s name or any of its officers’ names or agents’ names upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of the Secured Party in full or part payment of any amounts owing to the Banks; to give written notice to such office and officials of the United States Post Office to effect such change or changes of address so that all mail addressed to Company may be delivered directly to Secured Party; to execute on behalf of Company any financing statements, amendments, subordinations or other filings pursuant to this Stock Pledge; granting unto Secured Party on behalf of the Banks, as the proxy and attorney-in-fact of Company, full power to do any and all things necessary to be done in and about the premises as fully and effectually as Company might or could do, and hereby ratifying all that said proxy and attorney shall lawfully do or cause to be done by virtue hereof. The proxy and power of attorney described herein shall be deemed to be coupled with an interest and shall be irrevocable for the term of the Credit Agreement, and all transactions thereunder and thereafter as long as any Indebtedness or any of the commitments to lend remain outstanding. The Secured Party shall have full power, subject to applicable law to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof on behalf of the Banks in its own name or in the name of Company provided that Secured Party shall act in a commercially reasonable manner.
     VI. Secured Party’s Rights and Remedies.
     Secured Party shall have available to it (subject to applicable law) the following rights and remedies upon occurrence of an Event of Default:
     A. Right to Assign. Secured Party may assign this Stock Pledge only as provided in the Credit Agreement and if Secured Party does assign this Stock Pledge, the assignee shall be entitled to the performance of all of Company’s obligations and agreements under this Stock Pledge, and the assignee shall be entitled to all the rights and remedies of Secured Party under this Stock Pledge.
     B. Right to Discharge Company’s Obligations. Secured Party may (i) with the approval of the Majority Banks, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral which are superior to the security interest herein granted, (ii) remedy or cure any default of Company under the terms of any lease, rental agreement, land contract or other document which in any way pertains to or affects Company’s title to or interest in any of the Collateral, (iii) pay for insurance on the Collateral, and (iv) pay for the maintenance and preservation of the Collateral, unless with respect to the obligations under clauses (i) or (ii) Company is contesting in good faith such obligations, and Company agrees to reimburse Secured Party, on demand, for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization, with interest, which payments and expenses shall be secured by the security intended to be afforded by this Stock Pledge.
     C. Remedies and Enforcement. Secured Party shall have and may exercise any and all rights of enforcement and remedies afforded to a secured party under the Uniform Commercial Code as adopted and in force in the State of Michigan, to the extent permitted by applicable law, on the date of this Stock Pledge or the date of Company’s default together with any and all other rights and remedies otherwise provided and available to Secured Party by law unless such application would result in the invalidity or unenforceability of any provision hereof, in which case the law of the state in which any of the Collateral is located shall apply to the extent necessary to render such provision valid and enforceable; and, in conjunction with, in addition to, or substitution for those rights, at Secured Party’s discretion, Secured Party may:
     (1) Apply any of the Collateral against any of the Indebtedness secured hereby;

     (2) Waive any default, or remedy any default in any reasonable manner, without waiving its rights and remedies upon default and without waiving any other prior or subsequent default;
     (3) Without any notice to Company, notify any parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) the indebtedness thereunder or evidenced thereby. Upon request of the Secured Party, Company will, at its own expense, notify any parties obligated to Company on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder. Company agrees that Secured Party shall not be liable for any loss or damage which Company suffers or may suffer as a result of Secured Party’s processing of items or its exercise of any other rights or remedies under this Stock Pledge, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party not related to or affiliated with Company arising out of or in connection with the processing of items (excluding only the claims of such third parties in connection with the processing of items based solely upon the gross negligence or willful misconduct of Secured Party) or the exercise of any other rights or remedies hereunder. Company further agrees to indemnify and hold Secured Party harmless from and against all such third party claims, demands or actions, including without limitation litigation costs and reasonable attorneys’ fees.
     D. Right of Sale.
     (1) Company agrees that upon the occurrence of an Event of Default (taking into account applicable periods of cure, if any), Secured Party may, at its option, sell and dispose of the Collateral at public or private sale without any previous demand of performance. Company agrees that notice of such sale sent to Company’s address, as set forth in the Credit Agreement, by certified or registered mail sent at least five (5) days prior to such sale, shall constitute reasonable notice of sale. The foregoing shall not require notice if none is necessary under applicable law. The proceeds of sale shall be applied in the following order:
     (i) to all reasonable costs and charges incurred by Secured Party in the taking and causing the removal and sale of said property, including such reasonable attorneys’ fees as shall have been incurred by Secured Party;
     (ii) to the Indebtedness, including all accrued interest thereon; and
     (iii) any surplus of such proceeds remaining shall be paid to the Company, or to such other party who shall lawfully be entitled thereto.
     (2) At any sale or sales made pursuant to this Stock Pledge or in a suit to foreclose the same, the Collateral may be sold en masse or separately, at the same or at different times, at the option of the Secured Party or its assigns. Such sale may be public or private with notice as required by the Uniform Commercial Code as then in effect in the state in which the Collateral is located, and the Collateral need not be present at the time or place of sale. At any such sale, the Secured Party or the holder of any note hereby secured may bid for and purchase any of the property sold, notwithstanding that such sale is conducted by the Secured Party or its attorneys, agents, or assigns.
     E. Miscellaneous. Secured Party shall have the right at all times to enforce the provisions of this Stock Pledge on behalf of Banks in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Secured Party in refraining from so doing at any time or times. The failure of Secured Party at any time or times to enforce its rights under said provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific provisions of this Stock Pledge or as having in any way or manner modified the same. All rights and remedies of Secured Party and Banks are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.
     VII. Representations and Warranties of Company.
     Company represents and warrants, as continuing representations and warranties so long as the Guaranty remains in effect, that:
     A. The individual signatory hereto has authority to execute and deliver this Stock Pledge on behalf of Company.
     B. No financing statement covering the Collateral, or any part thereof, has been filed with any filing officer other than in favor of Secured Party.
     C. No other agreement, pledge or assignment covering the Collateral, or any part thereof, has been made and no security interest, other than the one created hereby or pursuant to pledges and security agreements previously made in favor of Secured Party on behalf of the Banks, has attached or been perfected in the Collateral or in any part thereof.
     D. No material dispute, right of setoff, counterclaim or defenses exist with respect to any part of the Collateral.
     E. All information supplied and statements made in any financial or credit statements or application for credit prior to the execution of this Stock Pledge are true and correct as of the date hereof in all material respects.
     F. The Collateral, (1) in the case of each Subsidiary, constitutes all the issued and outstanding capital stock (or other ownership interests) of each of the Subsidiaries, (2) have been duly authorized and issued to Company, (3) is fully paid and non-assessable, (4) is freely and validly assignable by Company, and (5) is not subject to any option, warrant right to call or commitment of any kind or nature.
     G. At the time Secured Party’s security interest attaches to any of the Collateral or its proceeds, Company will be the lawful owner with the right to transfer any interest therein, and that Company will make such further assurances as to prove its title to the Collateral as may be reasonably required and will defend the Collateral and its proceeds against the lawful claims and demands of all persons whomsoever. The delivery at any time by Company to Secured Party of Collateral or financing statements covering Collateral shall constitute a representation and warranty by Company under this Stock Pledge that, with respect to such Collateral, and each item thereof, Company is owner of the Collateral and the matters heretofore warranted in this paragraph are true and correct.
     VIII. Mutual Agreements.
     Company and Secured Party mutually agree as follows:
     A. “Company” and “Secured Party” as used in this Stock Pledge include the successors and permitted assigns of those parties.
     B. To the extent permitted by applicable law, except as otherwise provided herein, the law governing this secured transaction shall be that of the State of Michigan.
     C. This Stock Pledge includes all amendments and supplements hereto and assignments hereof and Company and Secured Party shall not be bound by any amendment or undertaking not expressed in a writing executed by each of them.
     D. All capitalized terms not specifically defined herein which are defined in the Credit Agreement are used as defined in the Credit Agreement.
     E. This Stock Pledge shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is reduced to zero) and Secured Party’s security interest in the Collateral as granted herein shall continue in full force and effect until all of the Indebtedness is indefeasibly repaid and discharged in full and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement remains outstanding.
     F. This Stock Pledge has been executed and delivered pursuant to the Credit Agreement and in the event of any conflict between this Stock Pledge and the Credit Agreement, the Credit Agreement shall govern.
     G. WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND THE COMPANY AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS STOCK PLEDGE OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS STOCK PLEDGE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT, NOR COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS AND THE AGENT OR

COMPANY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.
     IN WITNESS WHEREOF, Company and Secured Party have executed this Stock Pledge on the day and year first above written.

COMPANY:

NORTH POINTE FINANCIAL SERVICES, INC., a Michigan corporation
By:
Brian J. Roney

Its:	Vice President

ACCEPTED BY SECURED PARTY: COMERICA BANK, as Agent for the Banks
By:
Michael P. Stapleton

Its:	First Vice President

SCHEDULE A
N.P. Premium Finance Company
Northwestern Zodiac Limited Partnership, a Michigan limited partnership
South Pointe Financial Services, Inc.
Home Pointe Managing General Agency, Inc.

EXHIBIT “A”
ACKNOWLEDGMENT AND CONSENT
     The undersigned acknowledge(s) receipt of: (i) notice that North Pointe Financial Services, Inc. (“Assigning Partner”) has assigned, pledged and granted to COMERICA BANK, a Michigan banking corporation, as Agent (“Agent”) a security interest in Assigning Partner’s interest as a general partner and as a limited partner in Northwestern Zodiac Limited Partnership, a Michigan limited partnership (“Partnership”) and (ii) a copy of the Second Amended and Restated Agreement dated June 30, 2006 made between Company and Agent (“Security Agreement”). The undersigned consent(s) to such assignment, pledge and grant of security and agree(s) that upon the written request of Agent the undersigned will pay or cause to be paid to Agent all monies, as more specifically described in the Security Agreement, due the Assigning Partner arising out of the interest of Assigning Partner in the Partnership. The undersigned consent(s) to the transfer of Assigning Partner’s interest in the Partnership to Agent or other third party upon the foreclosure of Agent’s security interest therein after the occurrence of an Event of Default under the Security Agreement, free and clear of any restrictions on transfer set forth the Partnership Agreement governing the Partnership (“Partnership Agreement”).
     The undersigned warrant(s) and represent(s) to Agent that the Partnership Agreement continues to be in full force and effect and that, to the knowledge of the undersigned, no event has occurred or condition exists which could result in a defense, offset or counterclaim limiting the Partnership’s obligations to distribute any monies due or to become due to the Assigning Partner. The undersigned further warrant(s) and represent(s) to Agent that the Partnership Agreement authorizes the assignment and security interest made by Assigning Partner to Agent. The undersigned agree(s) that Agent shall have no responsibility for any of the liabilities or obligations of the Assigning Partner to the undersigned or to the Partnership.
     The undersigned covenant(s), represent(s) and warrant(s) that partnership interests in the Partnership are not, and will not hereafter be, dealt in or traded on securities exchanges or in securities markets, that partnership interests in the Partnership by their terms do not expressly provide that they are securities governed by Article 8 of the Michigan Uniform Commercial Code, Act No. 174 of the Michigan Public Acts of 1962, as amended, revised or replaced from time to time, including, without limit, as amended by Act No. 348 of the Michigan Public Act of 2000 (“Article 8”) and are not, and will not hereafter become, investment company securities within the meaning of Article 8.
     Dated this 30th day of June, 2006.

NORTHWESTERN ZODIAC LIMITED PARTNERSHIP

By:

Its:	General Partner

By:

Its: